ENERGY TRANSFER EQUITY ANNOUNCES TENTH CONSECUTIVE QUARTERLY CASH DISTRIBUTION INCREASE

Distribution per Unit up 37% Compared to Same Period Last Year

Earnings Release and Earnings Call Dates Also Announced

Dallas - April 28, 2015 - Energy Transfer Equity, L.P. (NYSE: ETE) today announced that its Board of Directors has approved a $0.04 increase in its quarterly cash distribution to $0.49 per ETE common unit for the first quarter ended March 31, 2015, or $1.96 per unit on an annualized basis.

The quarterly distribution of $0.49 per ETE common unit represents a distribution increase of 37% on an annualized basis compared to the first quarter of 2014. This also represents an annualized distribution increase of $0.16 per common unit, or 8.9%, compared to the fourth quarter of 2014 and marks the tenth consecutive quarter that ETE has raised its distribution. The cash distribution will be paid on May 19, 2015 to unitholders of record as of the close of business on May 8, 2015.

ETE plans to release earnings for the first quarter of 2015 on Wednesday, May 6, 2015, after the market closes. ETE and its subsidiary, Energy Transfer Partners, L.P. (NYSE: ETP), will conduct a joint conference call on Thursday, May 7, 2015 at 8:00 a.m. Central Time to discuss quarterly results. During the scheduled time of the conference call, a live webcast will be available on Energy Transfer’s web site at www.energytransfer.com. The call will also be available for replay on Energy Transfer’s web site for a limited time.

The following information applies to ETE’s quarterly distribution announcement:

Record Date:         May 8, 2015
Ex-Date:         May 6, 2015
Payment Date:     May 19, 2015
Amount Paid:         $0.49 per common unit
Energy Transfer Equity, L.P. (NYSE: ETE) is a master limited partnership which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP) and approximately 82.6 million ETP Class H Units, which track 90% of the underlying economics of the general partner interest and the IDRs of Sunoco Logistics Partners L.P. (NYSE: SXL). ETE also owns the general partner and 100% of the IDRs of Regency Energy Partners LP (NYSE: RGP) and approximately 57.2 million RGP common units. On a consolidated basis, ETE’s family of companies own and operate approximately 71,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. For more information, visit the Energy Transfer Equity, L.P. web site at www.energytransfer.com.
Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership owning and operating one of the largest and most diversified portfolios of energy assets in the United States. ETP currently owns and operates approximately 35,500 miles of natural gas and natural gas liquids pipelines. ETP owns 100% of Panhandle Eastern Pipe Line Company, LP (the successor of Southern Union Company) and a 70% interest in Lone Star NGL LLC, a joint venture that owns and operates natural gas liquids storage, fractionation and transportation assets. ETP also owns the general partner, 100% of the incentive distribution rights, and approximately 67.1 million common units in Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP owns 100% of Sunoco, Inc. and 100% of Susser Holdings Corporation. Additionally, ETP owns the general partner, 100% of the incentive distribution rights and approximately 43% of the limited partner interests in Sunoco LP (formerly Susser Petroleum Partners LP) (NYSE: SUN), a wholesale fuel distributor and convenience store operator. ETP’s general partner is owned by ETE. For more information, visit the Energy Transfer Partners, L.P. web site at www.energytransfer.com.
Forward-Looking Statements
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

This release serves as qualified notice to nominees as provided for under Treasury Regulation section 1.1446-4(b)(4) and (d). Please note that 100 percent of Energy Transfer Equity, L.P.’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Energy Transfer Equity, L.P.’s distributions to foreign investors are subject to federal tax withholding at the highest applicable effective tax rate. Nominees are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

The information contained in this press release is available on our web site at www.energytransfer.com.

Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office)

Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)

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